CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into this 1st day of September 2014, between Valmie Resources (“VMRI”), a Nevada corporation, and CONSTANT CONSULTING CORP, a Wyoming corporation (the “Consultant”).

WITNESSETH:

WHEREAS the Consultant is in the business assisting public companies in the development and implementation of business and regulatory compliance plans. Those services include, but are not limited to:

●	Identifying other companies, public or private, that may be a potential partner for technological development;

●	Assisting the company in its business development and future growth needs;

●	Interfacing with third parties on behalf of VMRI to ensure compliance with all relevant regulatory agencies; including the Securities and Exchange Commission, FINRA, and the Depository Trust Corporation; and

●	Acting as a liaison to other VMRI vendors as requested.

WHEREAS VMRI wishes to retain the Consultant in order to receive, and the Consultant desires to furnish to VMRI, consulting services, under the terms, provisions and conditions set forth herein, for the purpose of assisting VMRI in structuring its operational plan and business model;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

AGREEMENT:

1. Services provided.

1.1 The Services. During the term of this Agreement, The Consultant will devote such time, skill and resources as may be reasonably required to provide to VMRI the consulting services requested by VMRI (the “Services”). The Consultant shall not, however, provide any service, or provide the Services in a manner that is in any way inconsistent with the independent nature of the relationship between the parties.

1.2 Good Faith. VMRI agrees to negotiate, in good faith, with any Third-Party introduced to the company by Consultant. Consultant understands and agrees that VMRI is under no obligation to accept any offers of any kind or nature that VMRI considers to not be in the best interests of the company.

2. Compensation.

As compensation for the Services rendered, VMRI shall pay to Consultant $25,000 on the first of each month during the term of this Agreement VMRI will also reimburse Consultant for reasonable expenses incurred in the performance of Consultant’s duties hereunder. Consultant shall seek approval from VMRI for any single expense exceeding $1,000.

3. Term.

The tem of this Agreement shall commence on the date hereof and shall continue in effect for one year.

4. Relationship of Parties.

Nothing in this Agreement shall be construed in any manner creating an employment relationship between the Consultant and VMRI. Rather, all provisions of this Agreement shall be construed in such a manner as to maintain the independence of the Consultant and VMRI from each other for all purposes, including payment of Social Security withholding tax and all other federal, state and local taxes. VMRI shall have no control over the Consultant in the performance of the Services. VMRI shall exercise any control it may have only in a manner so as not to cause the Consultant to be deemed an employee of VMRI under the Internal Revenue Code.

5. Covenants of VMRI.

VMRI makes the following covenants to the Consultant.

5.1 Information. To the extent requested, VMRI will provide to the Consultant documents and information reasonably necessary in order for the Consultant to perform his obligations under this Agreement, and such information will be true and complete.

5.2 Cooperation. VMRI will cooperate fully with the Consultant in the efforts of the Consultant to perform his obligations under this Agreement. In addition to providing requested information in a timely manner, such cooperation includes attending any meetings reasonably required and making any reasonably requested correspondence.

6. Covenants of the Consultant.

The Consultant makes the following covenants to VMRI:

6.1 Confidentiality. Except to the extent reasonably necessary in performing the Services, the Consultant will not, without prior approval of VMRI, disclose to any third party any personal or other confidential information furnished to the Consultant by VMRI.

6.2 Best Effort. The Consultant will use his best efforts to successfully provide for VMRI the Services.

7. Indemnification.

7.1 General Indemnification. VMRI agrees to indemnify and hold harmless the Consultant, his employees and agents from and against any and all losses, liabilities, claims or damages asserted by third parties arising out of or in connection with the provision of the Services, or in any other way arising out of or in connection with the Consultant’s performance of his obligations under this Agreement, except to the extent that such losses, liabilities, claims or damages are judicially determined to have resulted directly and primarily from the willful misconduct or gross negligence of the Consultant.

7.2 Indemnification for Misrepresentations. VMRI further agrees to indemnify and hold harmless the Consultant, his employees and agents from and against any and all losses, liabilities, claims or damages asserted by third parties arising out of or in connection with any and all misrepresentations or false or misleading information made to any party, including the Consultant, by VMRI or any of its officers, employees or agents.

8. Materials Owned by the Consultant.

Except for confidential information provided to the Consultant by VMRI, any compilation of data, work product and other materials provided or obtained by the Consultant in performing his obligations under this Agreement shall be deemed to be the property of the Consultant.

9. No Limitation Upon Other Activities.

VMRI acknowledges that the Consultant provides services to other clients, including businesses, individuals and non-profit entities. VMRI agrees that nothing contained in this Agreement shall prevent the Consultant from continuing to provide services to any client who in the future may desire to retain the Consultant and receive the Consultant’s services, whether or not performing such services may be considered a conflict of interest with the obligations of the Consultant under this Agreement and whether or not such other client is related in any way to any party to this Agreement.

10. Services Beyond the Scope of this Agreement.

The parties to this Agreement acknowledge and agree that this is not a contract for accounting or legal services. To the extent that any entity or person which is recommended by, or affiliated with, the Consultant is retained to perform legal or accounting services, or any other type of service not covered by this Agreement, the terms of such retention, including definition of the services to be provided and the compensation to be paid, shall be negotiated and performed under a separate agreement. VMRI is not obligated to retain any firm or professional recommended by die Consultant, but rather is free at all times to retain the firm or professional of its choice.

11. General.

11.1 Headings. The headings used in this Agreement are for convenience only and are not intended to be used as an aid to interpretation.

11.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If any provision of this Agreement, or the application of any such provision to any party hereto or to any circumstance, shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remaining provisions of this Agreement, or the application of any remaining provision to any party hereto or circumstance, shall not be affected thereby, and shall be valid and enforced to the fullest extent permitted by law.

11.3 Binding. This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

11.4 No Waiver. Failure by either party to exercise any right or remedy under this Agreement does not signify acceptance of the event giving rise to such right or remedy.

11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas.

11.6 Notices. All notices and demands required or permitted under this Agreement shall be in writing and signed by the party rendering such notice. Such notices or demands shall be given by personal delivery, private overnight courier service, registered or certified mail, telegram, telex or by other telegraphic communication. Such notices or demands shall be addressed to the party to be notified at its/his or her address shown below, or as otherwise indicated by the party.

11.7 Expenses and Attorney’s Fees. If either party has to incur legal expenses to enforce the terms of this agreement, the party which substantially prevails in a formal action or proceeding is entitled to receive from the other party payment for all of the prevailing party’s reasonable expenses or costs, including attorney’s fees or other legal fees, incurred in the connection with the enforcement of the terms of this Agreement.

11.8 Force Majeure. Neither party shall be liable for any loss or failure to perform any obligation hereunder due to causes beyond its control including, without limitation, industrial disputes of whatever nature, power loss, telecommunications failure, acts of God or any other cause beyond its reasonable control.

11.9 Entire Agreement. This Agreement comprises the entire agreement between the parties regarding the subject matter hereof and supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement.

11.10 Amendment. No change, modification or amendment of this Agreement shall be valid unless such change, modification or amendment shall be in writing and signed by all the parties hereto.

11.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement is effective as of the date first shown above.

CONSTANT CONSULTING CORP.	Valmie Rsources

/s/ Thomas Massey	/s/ Tim Franklin
Thomas Massey	Tim Franklin
President	CEO and Sole Director